EXHIBIT 4.1







CORPDAL:106669.3  26950-00006

                           SOUTHSIDE BANCSHARES, INC.
                        1993 INCENTIVE STOCK OPTION PLAN
                            (AMENDED APRIL 24, 1996)

                                  Introduction

         On March 11, 1993, the Board of Directors of Southside Bancshares, Inc. adopted the following Incentive Stock Option Plan effective April 1, 1993 and on March 28, 1996, the Board of Directors authorized amendment of the plan and the shareholders approved amendment on April 24, 1996, as follows:

         1. PURPOSE. The purpose of the Plan is to provide key employees of the Company and its Subsidiaries with a proprietary interest in the Company through the granting of options which will:

                 (a) increase the interest of the key employees in the Company's welfare;

                 (b) furnish an incentive to the key employees to continue their services for the Company and its Subsidiaries; and

                 (c) provide a means through which the Company may  attract able persons to enter its employ.

         2. ADMINISTRATION. The Plan shall be administered by the Committee.

         3. PARTICIPANTS. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan. For purposes of the Plan, "key employees" are those officers and employees of the Company and its Subsidiaries whose performance and responsibilities are determined by the Committee to be influential to the success of the Company.

         4. STOCK OWNERSHIP LIMITATION. No option may be granted to an employee who, at the time such option is granted, owns securities representing more than ten percent (10%) of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the option price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the option is granted and the option is not exercisable more than five (5) years from the date it is granted.

         5. SHARES SUBJECT TO PLAN. The Committee may not grant options under the Plan for more than 350,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan.

         6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any employee is first eligible to purchase in any calendar year by exercise of stock options (within the meaning of Section 422 of the Internal Revenue Code) granted under this Plan and all incentive stock option plans of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an incentive stock option (or an installment thereof) shall be counted against the $100,000 annual limitation for an employee only for the calendar year such stock is first purchasable under the terms of the option.

         7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees of the Company or its Subsidiaries. The grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

         8. GRANT OF OPTIONS. All options under the Plan shall be granted by the Committee. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including provisions that may be necessary to assure that the option is an incentive stock option under the Internal Revenue Code. The Company shall execute stock option agreements upon instructions from the Committee. The Plan shall be submitted to the Company's shareholders for approval. The Committee may grant options under the Plan prior to the time of shareholder approval, which options will be effective when granted, but if for any reason the shareholders of the Company do not approve the Plan prior to one
(1) year from the date of adoption of the Plan by the Board, all options granted under the Plan will be terminated and of no effect, and no option may be exercised in whole or in part prior to such shareholder approval.

CORPDAL:106669.3  26950-00006

         A stock option agreement may provide that the option holder may request approval from the Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

         9. OPTION PRICE. The option price shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock on the date the option is granted. The Committee shall determine the fair market value of the Common Stock on the date of grant, and shall set forth the determination in its minutes, using any reasonable valuation method.

         10. OPTION PERIOD. The Option Period will begin on the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies a later date. No option may be exercised before January 1, 1995, and no option may terminate later than ten (10) years from the date the option is granted. The Committee may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the option in the case of termination of employment or any other reason.

         11. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, provided the option is exercised prior to the date of its expiration or 180 days from the date of the participant's death, whichever first occurs.

         12. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check or by tendering shares of Common Stock at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a shareholder until shares are issued to him.

         13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured. No shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable United States federal and state securities laws. Certificates for shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the shares are then listed, and any applicable United States federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

         14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

         15. NON-ASSIGNABILITY. Options may not be transferred or assigned other than by will or by the laws of descent and distribution.

         16. ADMINISTRATION. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board.

         The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Company as it may deem advisable.

         Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical); (c) to construe the terms of any Agreement and the Plan; and (d) to make all other determinations and perform all other acts necessary or advisable for

CORPDAL:106669.3  26950-00006
administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section. Any such determinations shall be final, binding and conclusive.

         17. AMENDMENT OR DISCONTINUANCE. The Committee may from time to time amend, suspend or terminate the Plan or any option outstanding thereunder; provided, however, that, except to the extent provided in Section 14 of the Plan, no such amendment may, without the approval by the shareholders of the Company, change the Plan in any manner that would require shareholder approval pursuant to Rule 16b-3 or Section 422 of the Code, as such rules may be amended from time to time; and provided, further that, except to the extent provided for in any stock option agreement, no amendment or suspension of the Plan or any stock option shall substantially impair any option previously granted to any optionee without the consent of such optionee, except as may be necessary for any incentive stock option to comply with the requirements of the Code.

         18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

         19. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on March 31, 2003. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

         20. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any participant the right to continue in the employ of the Company or a Subsidiary, or interfere in any way with the rights of the Company or Subsidiary to terminate his employment any time.

         21. LIABILITY OF COMPANY. Neither the Company, its Subsidiaries, its directors, officers or employees nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any option granted under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of (1) any claim, loss, damage, or expense (including attorneys' fees), (2) the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company), (3) amounts paid in satisfaction of a judgment (except that no indemnification shall be allowed under this Section for a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law. In addition neither the Company, its directors, officers or employees, nor any of the Company's Subsidiaries shall be liable to any participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any options granted hereunder do not qualify for tax treatment as incentive stock options under section 422 of the Code.

         22. SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

         23. NOTICE. Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Section, or if by courier, twenty-four (24) hours after it is sent, addressed as described in this Section. The Company or a participant may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each participant shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

CORPDAL:106669.3  26950-00006

         24. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                  (a) "Board" means the board of directors of the Company.

                  (b) "Committee" means the committee of the Board appointed by the Board to administer the Plan, or in the absence of such a committee, shall mean the entire Board.

                  (c) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

                  (d) "Company" means Southside Bancshares, Inc.

                  (e) "Option Period" means the period during which an option may be exercised.

                  (f) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (g) "Plan" means this Incentive Stock Option Plan, as amended from time to time.

                  (h) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

CORPDAL:106669.3  26950-00006